Exhibit 99.1

January 11, 2013

[ADDRESS]

Dear [INVESTOR]:

I am writing to express my deep appreciation of your financial support and to give you an update on Arno’s plans for the year ahead. We made great progress in 2012 advancing our two lead investigational cancer drugs, onapristone and AR-42, through preclinical and clinical studies – and as a result of our recent $15 million financing, we are now in a much stronger position to expand that effort this year.

The completed debt financing enables us to continue the important work we have undertaken to develop onapristone and a companion diagnostic. We recently reported results of preclinical studies in which cancer cells that express the activated form of the progesterone receptor responded to treatment with onapristone while cells that did not express the activated form of the progesterone receptor did not respond to onapristone treatment.

We also reported progress in developing techniques to identify activated progesterone receptors and enable a method for selecting patients who are most likely to respond to antiprogestins such as onapristone. This suggests we are moving closer to identifying a clinical biomarker that may determine which patients with breast, endometrial and other cancers respond best to treatment with onapristone. Much of this work will be presented at this year’s American Society of Clinical Oncology annual meeting in June – a terrific opportunity to showcase our findings and raise awareness of the drug and our companion diagnostic program.

We plan to initiate preclinical pharmacokinetic studies with onapristone this quarter and begin Phase 1 clinical testing in the second quarter of 2013. We are also seeking a development partner for the onapristone companion diagnostic - which is an integral part of our clinical program for this drug candidate – and hope to complete that search by mid-year.

AR-42 has shown promising activity in preclinical studies as a treatment for a variety of tumor types, including meningioma and schwannoma of the central nervous system. The orphan-drug designations we received last year for AR-42 will not only increase the potential commercial value of this compound but also help accelerate its clinical development. We plan to report the results of our dose-finding Phase 1 study with AR-42 early this year and begin a Phase 2 study in patients with solid tumors later this quarter.

Your investment in our company is enabling us to advance these novel drug candidates. Thanks to your support, we now have the resources to expand preclinical and clinical testing of these compounds and focus on their most promising indications. I look forward to updating you on our progress in the year ahead.

Best wishes and Happy New Year,

/s/ Glenn Mattes

Glenn Mattes

President and CEO

Forward-Looking Statements: This letter contains forward-looking statements that involve substantial risks and uncertainties. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," and similar words or phrases. These forward-looking statements include, without limitation, statements regarding the potential for onapristone to treat APR-positive cancers, the timing, progress and anticipated results of the clinical and regulatory development of onapristone, our ability to develop a companion diagnostic for onapristone, our ability to fund the development of onapristone to completion, as well as our strategy, future operations, outlook, milestones, future financial position, future financial results, plans and objectives. We may not actually achieve these plans, intentions or expectations and investors are cautioned not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make. Such factors include, among others, risks that the results of clinical trials will not support our claims or beliefs concerning the effectiveness of onapristone or any of our other product candidates, our ability to finance the development of our product candidates, regulatory risks, and our reliance on third party researchers and other collaborators. Additional risks are described in our Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2012 and September 30, 2012. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.